UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 27, 2019

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

See below disclosures under Item 5.02(d) which are incorporated into this Item 3.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors. On December 27, 2019 the Board of Directors of Allied Healthcare Products, Inc. (the “Company”) appointed Ms. Susan Deuser to the Company's Board of Directors. Ms. Deuser will serve on the Audit Committee, Compensation Committee and Governance and Nominating Committee.

Ms. Deuser is currently retired. From 1968 to 2014 Ms. Deuser worked for the BJC Healthcare system in St. Louis, Missouri in its laboratory division. Most recently prior to her retirement, Ms. Deuser worked in laboratory management with responsibility for evaluation, acquisition and management of the use of laboratory equipment.

Consistent with the compensation policies applicable to the Company's non-employee directors, Ms. Deuser will be eligible to receive an annual retainer fee of $20,000 plus a fee of $1,000 for each meeting of the Board and $350 for each committee meeting attended. In addition, Ms. Deuser will be granted an option to purchase 5,000 shares of the Company’s common stock pursuant to the terms of the 2013 Incentive Stock Plan for Non-Employee Directors (the “Directors Plan”). The option will vest as to 1,250 shares on the second anniversary of her appointment and then at a rate of 1,250 shares per year thereafter. Upon re-election to the Board Ms. Deuser will be granted an additional option to purchase 500 shares of common stock pursuant to the Directors Plan which will vest in full on the first anniversary of such re-election.

As previously reported, on July 8, 2019, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) that, due to the resignation of an independent director on July 1, 2019, the Company had failed to satisfy Nasdaq Listing Rule 5605(c)(2) which requires the Company’s Audit Committee to consist of a minimum of three independent directors, as defined in Nasdaq rules. Ms. Deuser constitutes an independent director under Nasdaq rules and satisfies the requirements of Listing Rule 5605(c)(2) with respect to composition of the Audit Committee. The Company believes it is now in compliance with these rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: December 30, 2019	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer